Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 1, 2019, with respect to the consolidated financial statements of First Bancorp and subsidiaries as of and for the year ended December 31, 2018 .

We also consent to the reference to our Firm under the heading "Experts" in the Registration Statement.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

July 2, 2021